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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in the Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-52168, 33-69322, 33-71450, 33-89072, 333-02115, 333-10349, 333-16531, 333-16015, 333-30279, 333-30281,
333-45079, 333-45095, 333-45083, 333-62609, 333-62613 and 333-36901) and Form
S-3 (File Nos. 33-63810, 33-87514, 33-77964, 33-87516, 33-58719, 333-10455,
333-10459, 333-20911, 333-45067, 333-45127, 333-56895 and 333-60859).

                                                     ARTHUR ANDERSEN LLP

Jackson, Mississippi
March 26, 1999